Exhibit 99.6

Blaize Poised to Lead the Physical AI Revolution

January 28, 2025

EL DORADO HILLS, Calif.—(BUSINESS WIRE)—Jan. 28, 2025— Blaize Holdings, Inc. (NASDAQ:BZAI), a provider of purpose-built, artificial intelligence (AI)-enabled edge-optimized solutions, today unveiled its bold vision for transforming real-world applications through advanced AI model efficiency and edge-based solutions.

“As the AI industry shifts from traditional data center processing to more agile and scalable physical world AI applications, Blaize is well-positioned to introduce groundbreaking innovations that address complex challenges in defense, smart cities, emergency response, healthcare, robotics, autonomous systems, and more,” said Blaize CEO Dinakar Munagala.

The recent release of DeepSeek-V3* underscores Blaize’s long-held philosophy that a set of smaller, dynamically executed expert models performs better and more efficiently than a large, dense model. Computing on less-structured, sparsely accessed data using efficient low-precision operations is precisely the kind of work Blaize programmable devices enable in the physical world.

“Blaize solutions represent a transformative approach to AI processing, delivering unmatched efficiency and cost savings compared to overpowered alternatives, especially in scenarios where edge computing excels,” said Dmitry Zakharchenko, the Chief Software Officer for Blaize.

Revolutionizing Physical AI

Blaize’s pioneering Graph Streaming Processor (GSP) architecture enables real-time data processing and analytics across diverse environments, delivering the agility and speed necessary for today’s physical AI applications. From optimizing traffic in smart cities to improving operations in critical defense situations, Blaize empowers organizations to fully harness AI’s potential in scalable and sustainable ways.

“Our innovations address real-world challenges by bringing physical AI to the edge, where it’s needed most,” added Munagala. “This approach allows us to remain competitive in a fast-paced market while setting the standard for efficiency and precision.”

Market Positioning

Blaize is sharpening its focus on clear and compelling messaging to highlight its competitive advantages. Amid widespread AI hype focused on data centers, Blaize is leading the charge in showcasing the tangible benefits of edge AI—efficiently executing smaller, cost-effective models that meet diverse application demands without sacrificing performance.

Blaize plans to launch a coordinated media outreach campaign to support this initiative, targeting key media outlets and leveraging its network to secure interviews and thought leadership opportunities.

Driving Real-World Impact

Blaize’s edge AI solutions have succeeded in mission-critical applications, including emergency response, security, and healthcare. By eliminating the inefficiencies of centralized data processing, Blaize enables organizations to operate more effectively in dynamic and resource-constrained environments.

“Our technology is a game-changer for industries seeking to deploy AI where it matters most,” Munagala said. “We’re not just keeping pace with the evolution of AI; we’re driving it forward.”

Blaize is taking a proactive approach and plans to release additional updates to shed light on its innovative technology and market strategy. These efforts aim to solidify Blaize’s position as a leader in the physical AI sector for long-term growth.

About Blaize

Blaize provides a full-stack programmable processor architecture suite and low-code/no-code software platform that enables AI processing solutions for high-performance computing at the network’s edge and in the data center. Blaize solutions deliver real-time insights and decision-making capabilities at low power consumption, high efficiency, minimal size and low cost. Blaize has raised over $330 million from strategic investors such as DENSO, Mercedes-Benz AG, Magna, and Samsung and financial investors such as Franklin Templeton, Temasek, GGV, Bess Ventures, BurTech LP LLC, Rizvi Traverse, and Ava Investors. Headquartered in El Dorado Hills (Calif.), Blaize has more than 200 employees worldwide with teams in San Jose (Calif.) and Cary (N.C.), and subsidiaries in Hyderabad (India), Leeds and Kings Langley (UK), and Abu Dhabi (UAE).

*	DeepSeek-V3 Technical Report – https://arxiv.org/pdf/2412.19437

Cautionary Statement Regarding Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the U.S. Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”) that are based on beliefs and assumptions and on information currently available to Blaize, including statements regarding the industry in which Blaize operates, market opportunities, and product offerings. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing,” “target,” “seek” or the negative or plural of these words, or other similar expressions that are predictions or indicate future events or prospects, although not all forward-looking statements contain these words. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this document, including but not limited to: (i) changes in domestic and foreign business, market, financial, political and legal conditions; (ii) the expected benefits of the Blaize’s business combination with BurTech Acquisition Corp. (the “Business Combination”) are not obtained; (iii) the ability to meet stock exchange listing standards following the consummation of the Business Combination; (iv) the risk that the Business Combination disrupts current plans and operations of Blaize as a result of the consummation of the Business Combination; (v) failure to realize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees; (vi) costs related to the Business Combination; (vii) changes in applicable law or regulations; (viii) the outcome of any legal proceedings that may be instituted against Blaize; (ix) the effects of competition on Blaize’s future business; (x) the ability of the combined company to issue equity or equity-linked securities or obtain debt financing; (xi) the enforceability of Blaize’s intellectual property rights, including its copyrights, patents, trademarks and trade secrets, and the potential infringement on the intellectual property rights of others; and (xii) those factors discussed under the heading “Risk Factors” in the definitive proxy statement/prospectus filed on December 6, 2024 by Blaize Holdings, Inc. and other documents filed, or to be filed, by Blaize Holdings, Inc. with the SEC. Nothing in this communication should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. Blaize does not undertake any duty to update these forward-looking statements.

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Blaize

Leo Merle

info@blaize.com

Source: Blaize Holdings, Inc.